UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 13, 2019

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s shareholders voted on three proposals at the Company’s annual shareholder meeting on June 13, 2019. The final voting results are provided below.

Proposal No. 1: Election of Directors. The following individuals were elected to the Company’s Board of Directors by the holders of the Company’s common stock and Series A Preferred Stock, voting together as one class:

Name	For	Against	Abstain	Broker Non-Votes
Scott P. Callahan	25,496,265	1,016,034	31,139	5,300,574
Kimberly D. Campos	24,723,823	1,791,019	28,596	5,300,574
Sean P. Downes	25,476,000	672,567	394,871	5,300,574
Ralph J. Palmieri	24,369,370	2,145,599	28,469	5,300,574
Richard D. Peterson	26,034,466	478,363	30,609	5,300,574
Michael A. Pietrangelo	25,297,777	1,212,826	32,835	5,300,574
Ozzie A. Schindler	26,007,090	505,666	30,682	5,300,574
Jon W. Springer	25,042,534	1,470,134	30,770	5,300,574
Joel M. Wilentz, M.D.	25,247,136	1,229,894	66,408	5,300,574

Proposal No. 2: The shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers during the year ended December 31, 2018.

For:	23,759,987
Against:	1,883,444
Abstain:	900,007
Broker Non-Votes:	5,300,574

Proposal No. 3: The shareholders voted to ratify the appointment of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For:	30,973,868
Against:	517,827
Abstain:	352,317

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2019	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Sean P. Downes
Sean P. Downes
Chief Executive Officer